UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	November 1, 2004
NexMed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Corporate Boulevard, Robbinsville, New Jersey	08691
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609) 208-9688

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02  Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On November 1, 2004, Leonard A. Oppenheim was elected to serve as a Class III Director of the Company. Mr. Oppenheim has not been appointed to serve on any committee of the Board of Directors.

Mr. Oppenheim beneficially owns 164,402 shares of the Company’s common stock, 104,402 of which are held by The Leonard and Dena Oppenheim Revocable Trust (the “Trust”) and 60,000 of which are held by the Leonard A. Oppenheim IRA, and an aggregate of 120,545 shares of the Company’s common stock underlying two warrants held by the Trust. The first warrant evidencing the right to purchase 109,971 shares of the Company’s common stock at $1.4322 per share was issued in connection with Mr. Oppenheim’s participation in a private placement of the Company’s securities in April 2003 on same terms as the other investors. The second warrant evidencing the right to purchase 10,574 shares of the Company’s common stock at $2.81 per share was issued pursuant to the instructions of Security Research Associates, Inc., (“SRA”) the agent for a private placement of the Company’s securities in June 2002, for Mr. Oppenheim’s referral of investors to SRA.

Mr. Oppenheim replaces Dr. James L. Yeager, who resigned as a director of the Company effective July 30, 2004, and resigned as an officer of the Company effective August 20, 2004. Dr. Yeager continues to serve as a consultant to the Company.

Reference is hereby made to the press release of NexMed, Inc. dated November 3, 2004, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(c) Exhibits.

99.1   Press release dated November 3, 2004 issued by NexMed, Inc., announcing the election of Leonard A. Oppenheim as director.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By: /s/ Vivian H. Liu
Name: Vivian H. Liu
Title: Vice President, Secretary
and Chief Financial Officer

Date: November 3, 2004